SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      JUNE 22, 1998
                                                 ------------------------------

                       USA MOBILE COMMUNICATIONS, INC. II
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)


              33-72646                                  31-1236804
              --------                                  ----------
       (Commission File Number)            (IRS Employer Identification No.)


        1800 WEST PARK DRIVE, SUITE 250, WESTBOROUGH, MASSACHUSETTS 01581
        -----------------------------------------------------------------
       (Address of principal executive offices)                 (Zip Code)


                                 (508) 870-6700
                                 --------------
               Registrant's Telephone Number, Including Area Code


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS

     Arch Communications Group, Inc. ("Parent"), of which USA Mobile Communications, Inc. II is a wholly-owned subsidiary, is engaged in discussions concerning the possible acquisition of MobileMedia Corporation ("MobileMedia"). There are a number of significant issues which must be resolved prior to execution of an acquisition agreement, and Parent is aware that other parties are in discussions with respect to a possible business combination with MobileMedia.

     MobileMedia, which is publicly-held, is one of the largest paging companies in the United States with 3.3 million pagers in service at April 30, 1998. MobileMedia offers local, regional and nationwide paging services in all 50 states and the District of Columbia, including local coverage in each of the 100 most populated metropolitan markets in the United States. MobileMedia markets its services primarily under the MobileComm(R) brand name and conducts business principally through its wholly-owned subsidiary, MobileMedia Communications, Inc. ("MMC"), and MMC's subsidiaries.

     On January 30, 1997, MobileMedia, MMC and all of MMC's subsidiaries (collectively, the "Debtors") filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Debtors are operating as debtors-in-possession under the jurisdiction of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On January 27, 1998, the Debtors filed a Joint Plan of Reorganization with the Bankruptcy Court and on February 2, 1998 the Debtors filed a Disclosure Statement relating to the Joint Plan of Reorganization. The Debtors, the Official Committee of Unsecured Creditors and the Steering Committee for the Debtors' secured creditors agreed to adjourn a hearing concerning the adequacy of the Disclosure Statement that had been scheduled for April 14, 1998 and have announced that they are considering certain possible business combinations and stand-alone scenarios involving the Debtors. The Debtors file monthly financial and operating reports with the Bankruptcy Court and the SEC (on Form 8-K).

     Parent's current discussions contemplate that Parent would acquire MobileMedia for a combination of (i) notes and/or cash, (ii) the assumption of certain liabilities and (iii) the issuance to MobileMedia's creditors and/or other parties of a significant equity interest in Parent which is expected to constitute a majority of Parent's equity. However, Parent does not intend to issue equity securities in a manner that would constitute a "change of control" under any of its financing arrangements. Parent's discussions also contemplate that Parent's present management and Board of Directors would continue to control Parent if it acquired MobileMedia. Parent believes that an acquisition of MobileMedia by Parent would result in a reduction in Parent's overall financial leverage as well as certain anticipated operating synergies and cost savings.

     Parent has not entered into a letter of intent or definitive agreement for the acquisition of MobileMedia and discussions could be terminated at any time. If Parent does enter into an agreement for the acquisition of MobileMedia, the closing would be subject to approval by Parent's stockholders, Bankruptcy Court approval, FCC approval, antitrust regulatory approval, the availability of sufficient financing and other customary conditions. THERE CAN BE NO ASSURANCE THAT PARENT WILL ACQUIRE MOBILEMEDIA OR THAT, IF PARENT ACQUIRES MOBILEMEDIA, PARENT WOULD REALIZE ITS ANTICIPATED IMPROVEMENTS IN FINANCIAL LEVERAGE, OPERATING SYNERGIES OR COST SAVINGS. An acquisition of MobileMedia by Parent may involve significant operational and financial risks.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 22, 1998                        USA MOBILE COMMUNICATIONS, INC. II
                                            (Registrant)


                                             /S/ J. ROY POTTLE
                                             ----------------------------------
                                            By:    J. Roy Pottle
                                            Executive Vice President and
                                            Chief Financial Officer